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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Transcontinental Gas Pipe Line Corporation for the registration of $300,000,000 7% Notes due 2011 and to the incorporation by reference therein of our report dated February 28, 2001, with respect to the consolidated financial statements of Transcontinental Gas Pipe Line Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                       ERNST & YOUNG LLP

December 5, 2001
Houston, Texas